Exhibit 23.1




               Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Waste Connections, Inc. registration statements listed below of our report dated February 14, 2003, with respect to the consolidated financial statements and schedule of Waste Connections, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2002:

            Registration Statement (Form S-8 No. 333-42096) pertaining to the Second Amended and Restated 1997 Stock Option Plan of Waste Connections, Inc.;

            Registration Statement (Form S-8 No. 333-72113) pertaining to the First Amended and Restated 1997 Stock Option Plan of Waste Connections, Inc.;

            Registration Statement (Form S-8 No. 333-63407) pertaining to the 1997 Stock Option Plan of Waste Connections, Inc.;

            Registration Statement (Form S-8 No. 333-83172) pertaining to the 2002 Stock Option Plan and 2002 Senior Management Equity Incentive Plan of Waste Connections, Inc.;

            Registration Statement (Form S-8 No. 333-90810) pertaining to the 2002 Restricted Stock Plan;

            Registration Statement (Form S-8 No. 333-102413) pertaining to the Consultant Incentive Plan;

            Registration Statement (Form S-4 No. 333-65615);

            Registration Statement (Form S-4 No. 333-83825);

            Registration Statement (Form S-3 No. 333-87269);

            Registration Statement (Form S-3 No. 333-87703);

            Registration Statement (Form S-3 No. 333-62322);

            Registration Statement (Form S-3 No. 333-97231); and

            Registration Statement (Form S-3 No. 333-76722).

                                                         /s/ Ernst & Young LLP



Sacramento, California
March 17, 2003